UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2012

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA		90021-1106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry Into $80 Million Senior Credit Facility

On March 13, 2012, American Apparel, Inc., a Delaware corporation (the “Company”), American Apparel (USA) LLC, a California limited liability company, American Apparel Retail Inc, a California corporation, American Apparel Dying & Finishing, Inc., a California corporation, KLC Knitting, LLC, a California limited liability company, and Fresh Air Freight, Inc., a California corporation (collectively, the “Credit Parties”) entered into a new asset based revolving Credit Agreement (the “New Credit Agreement”), among the Credit Parties, the lenders from time to time party thereto, Crystal Financial LLC (“Crystal”), as administrative agent, swing line lender and a letter of credit issuer, Crystal as sole lead arranger and sole bookrunner, and Salus Capital Partners, LLC, as documentation agent. In conjunction with the execution of the New Credit Agreement, the Company and the other Credit Parties also entered into an amendment to the Lion Credit Agreement (as defined and further discussed below) and an Intercreditor Agreement, among the Credit Parties, Crystal, as administrative agent and collateral agent for the First Lien Lenders (as defined therein), and Wilmington Trust, N.A., as administrative agent and collateral agent for the Second Lien Lenders (as defined therein).

The New Credit Agreement provides for an $80.0 million senior secured credit facility, which includes a term loan of $30.0 million advanced on the closing date (the “Term Loan Facility”) and an asset based revolving credit facility of $50.0 million (the “Revolving Facility”). The New Credit Agreement will mature on March 13, 2015. Proceeds of the Term Loan Facility and revolving loans advanced under the Revolving Facility on the closing date were used to refinance the Company’s prior credit facility (as further discussed below) and to pay certain related fees and expenses. Proceeds of revolving loans advanced under the Revolving Facility after the closing date may be used to fund working capital and other corporate purposes.

Borrowings under the New Credit Agreement will bear interest at the 90-day LIBOR rate plus 9.0%. Outstanding amounts under the New Credit Agreement are subject to maintenance of specified borrowing base requirements. The New Credit Agreement is secured by substantially all of the Credit Parties’ assets. The Credit Parties are subject to an unused facility fee of 0.375% to 1.00% on the unused portion of the Revolving Facility. An early termination fee of 3.00% applies if the Term Loan Facility is prepaid or if the commitments under the Revolving Facility are permanently reduced within the first year; a 2.00% fee is applicable if such prepayment or permanent reduction occurs during the second year. There is no such fee payable during the third year.

The New Credit Agreement includes standard terms and conditions, limitations and specified exclusions with regard to the ability of the Company and its subsidiaries to: incur debt; create liens; make investments, loans and advances; engage in certain mergers and consolidations; engage in sale leaseback transactions, engage in speculative transactions, make distributions and dividends; engage in transactions with affiliates; and incur capital expenditures in excess of specified amounts. The New Credit Agreement also requires the Credit Parties to maintain a one-to-one (1:1) fixed charge coverage ratio on a trailing twelve month basis if, at any time, availability under the Revolving Facility is less than certain specified levels and until the excess availability is in excess of such specified amounts for sixty consecutive days.

The New Credit Agreement contains certain events of default (subject to specified thresholds), including: nonpayment of principal and other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other indebtedness of the Company or its subsidiaries; certain bankruptcy or insolvency events; material judgments against the Company; certain ERISA events; actual or asserted invalidity of any loan document or related intercreditor agreement; certain felony indictments or convictions, and certain resignations or terminations (absent a satisfactory and timely replacement), of senior management of the Credit Parties; the occurrence of a change of control; and other events. If an event of default occurs and is continuing under the New Credit Agreement, the lenders thereunder may, among other things, terminate their obligations to lend under the New Credit Agreement and require the Credit Parties to repay all amounts owed thereunder.

Termination of Bank of America Credit Facility

The New Credit Agreement replaces the Company’s $75 million asset based revolving credit facility, dated as of July 2, 2007, among the Credit Parties, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, (the “Bank of America Credit Facility”) which was set to mature on July 2, 2012. There were no material early termination penalties associated with the termination of the Bank of America Credit Facility.

Amendments to Lion Credit Agreement

In connection with the New Credit Agreement, on March 13, 2012, the Credit Parties also entered into an amendment to their loan agreement with Lion Capital (Americas) Inc. and Lion/Hollywood L.L.C., as lenders (“Lion”), and Wilmington Trust, National Association, as administrative agent and collateral agent (the “Lion Credit Agreement” and such amendment, the “Lion Amendment”) to, among other things: (i) extend the maturity date of the Lion Credit Agreement to December 31, 2015 and (ii) modify the minimum EBITDA covenant therein. Additionally, the Lion Amendment modifies the Lion Credit Agreement to provide for interest at a rate of 5.0% per annum to be paid in cash (commencing with interest accruing from and after September 1, 2012) with the remainder of the interest under the Lion Credit Agreement payable in kind or in cash at the option of the Credit Parties.

Amendment to Existing Lion Warrants

Also on March 13, 2012 in accordance with the Lion Credit Agreement (as amended by the Lion Amendment described above), the Company and Lion entered into amendments to Lion’s existing warrants issued between March 2009 and July 2011 (collectively, the “Lion Warrants” and, such amendments, the “Lion Warrant Amendments”) to (i) extend the expiration date of the Lion Warrants to February 18, 2022 and (ii) reduce the exercise price thereof, as such price may be adjusted from time to time pursuant to the adjustments specified in each respective Lion Warrant or the Lion Credit Agreement, by $0.25 per share (the “Lion Exercise Price Adjustment”) in the event of the Company’s failure to achieve certain specified quarterly levels of EBITDA, as calculated in accordance with the Lion Credit Agreement.

If the Company determines, in consultation with Lion, that stockholder approval is required with respect to the Lion Exercise Price Adjustment, the Company is required to (i) as promptly as reasonably practicable but no later than May 1, 2012, prepare and file a proxy statement containing a proposal to approve the exercise price adjustment and (ii) hold a meeting of the stockholders for the consideration of such proposal no later than July 15, 2012.

Voting Agreement Between Lion and Dov Charney

In connection with the Lion Warrant Amendments, Dov Charney, the Company’s Chairman, Chief Executive Officer and principal stockholder, entered into a Voting Agreement (the “Voting Agreement”), dated as of March 13, 2012, with Lion. Pursuant to the Voting Agreement, in the event that stockholder approval is needed with respect to the Lion Exercise Price Adjustment, Mr. Charney has agreed to vote his shares of the Company’s common stock in favor of such proposal.

The foregoing descriptions of the New Credit Agreement, the Intercreditor Agreement, the Lion Amendment, the Voting Agreement and the Lion Warrant Amendments are not intended to be complete and are qualified in their respective entireties by reference to the documents filed herewith as Exhibits, which are incorporated herein by reference.

On March 13, 2012, the Company issued a press release announcing the entering into of the New Credit Agreement, the Lion Amendment and the Lion Warrant Amendments, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the termination of the Bank of America Credit Facility is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of March 13, 2012, among American Apparel, Inc., American Apparel (USA), LLC, the other Credit Parties party thereto, Crystal Financial LLC and other signatories thereto.

10.2	Intercreditor Agreement, dated as of March 13, 2012, among American Apparel, Inc. and certain of its Subsidiaries party thereto, Crystal Financial, LLC as first lien administrative agent and collateral agent and Wilmington Trust, N.A. as second lien administrative agent and collateral agent.

10.3	Seventh Amendment to Credit Agreement, dated as of March 13, 2012, among American Apparel, Inc. and the other Credit Parties as the facility guarantors from time to time party thereto, Wilmington Trust N.A., as the administrative agent and the collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto.

10.4	Voting Agreement, dated as of March 13, 2012, between Dov Charney and Lion/Hollywood L.L.C.

10.5	Amendment No. 1, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated July 12, 2011.

10.6	Amendment No. 1, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated July 7, 2011.

10.7	Amendment No. 1, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated April 26, 2011.

10.8	Amendment No. 2, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 24, 2011.

10.9	Amendment No. 3, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 13, 2009.

99.1	Press Release of American Apparel, Inc, dated March 13, 2012, announcing the New Credit Agreement, the Lion Amendment and the Lion Warrant Amendments.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: March 15, 2012	By:	/s/ Glenn Weinman
		Name:	Glenn A. Weinman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Credit Agreement, dated as of March 13, 2012, among American Apparel, Inc., American Apparel (USA), LLC, the other Credit Parties party thereto, Crystal Financial LLC and other signatories thereto.

10.2	Intercreditor Agreement, dated as of March 13, 2012, among American Apparel, Inc. and certain of its Subsidiaries party thereto, Crystal Financial, LLC as first lien administrative agent and collateral agent and Wilmington Trust, N.A. as second lien administrative agent and collateral agent.

10.3	Seventh Amendment to Credit Agreement, dated as of March 13, 2012, among American Apparel, Inc. and the other Credit Parties as the facility guarantors from time to time party thereto, Wilmington Trust N.A., as the administrative agent and the collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto.

10.4	Voting Agreement, dated as of March 13, 2012, between Dov Charney and Lion/Hollywood L.L.C.

10.5	Amendment No. 1, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated July 12, 2011.

10.6	Amendment No. 1, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated July 7, 2011.

10.7	Amendment No. 1, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated April 26, 2011.

10.8	Amendment No. 2, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 24, 2011.

10.9	Amendment No. 3, dated March 13, 2012, to the Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated March 13, 2009.

99.1	Press Release of American Apparel, Inc, dated March 13, 2012, announcing the New Credit Agreement, the Lion Amendment and the Lion Warrant Amendments.